Exhibit 24(b)(8.139)
SERVICES AGREEMENT

THIS AGREEMENT, made and entered into as of this 1st day of May ,
2002 by and among ING Financial Advisers, LLC ("ING Financial"), ING Life Insurance
and Annuity Company ("ING Life") (collectively, "ING"), and Prudential Investment
Management Services LLC ("Distributor"), and Prudential Mutual Fund Services LLC
("PMFS")(collectively "Prudential"), both of which act as agents for the registered open-
end management investment companies listed on attached Exhibit A (each a "Fund" or collectively the "Funds"),

WHEREAS, Distributor acts as principal underwriter for the Funds; and

WHEREAS, PMFS acts as transfer agent for the funds; and

WHEREAS, ING Financial distributes shares of investment companies to certain plans under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended
("Code"), custodial accounts under Section 403(b)(7) or 408 of the Code, and certain nonqualified deferred compensation arrangements (collectively, "Plans"); and

WHEREAS, ING Life is an insurance company that provides various recordkeeping and other administrative services to Plans; and

WHEREAS, ING Life will provide various sub-accounting, recordkeeping, administrative and shareholder services in connection with the investment by the Plans in the Funds.

NOW, THEREFORE, it is agreed as follows:

1. Investment of Plan Assets.

ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each
Plan ("Nominee") in shares of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan ("Plan Representative") upon the direction of a Plan participant or beneficiary ("Participant"). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by
Plan representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

2.	Omnibus Account.

The parties agree that a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment in the Funds

Prudential Sell & Serv.doc

("Account"). ING Life as service agent for the Plans. shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

3.	Pricing Information, Orders, Settlement.

(a) Prudential will make shares available to be purchased by the Nominee on behalf of the Account at the net asset value applicable to each order; provided, however, that the
Plans meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds' prospectuses. Fund shares shall be purchased and redeemed on a net basis for such Plans in such quantity and at such time determined by ING Financial or the
Nominee to correspond with investment instructions received by ING Financial from Plan
Representatives or Participants.

(b) Prudential agrees to furnish or cause to be furnished to ING Financial for each
Fund: (i) confirmed net asset value information as of the close of trading (currently 4:00
p.m., East Coast time) on the New York Stock Exchange ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day") or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current prospectus(es) in a format that includes the Fund's name and the change from the last calculated net asset value, (ii) dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. Prudential shall provide or cause to be provided to ING Financial such information by 6:30p.m., East Coast time, but in no event later than 7:00p.m. East
Coast time absent extraordinary circumstances. In the event of an anticipated delay past
7:00p.m., Prudential shall notify ING Financial by 7:00p.m. of the aniticipated delay.

(c) ING Financial, as agent for the Funds for the sole purposes expressed herein shall receive from Plan Representatives or Participants for acceptance as of the Close of
Trading on each Business Day: (i) orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Nominee ("Instructions"), (ii) transmit to Prudential such
Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (iii) upon acceptance of any such Instructions, communicate such acceptance to the
Plan Representatives or Plan Participants, as appropriate ("Confirmation"). The Business
Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions. Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day.
ING Financial agrees that all Instructions received by ING Financial, which will be transmitted to Prudential for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day.

(d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts

2

designated by Prudential, by 3:00p.m. if possible, but in any event no later than 4:00
p.m., East Coast time on the Business Day following the Business Day as of which such purchase orders are made in conformance with Section 3(c).

(e) Prudential or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING Financial, by 3:00p.m. if possible, but in any event no later than 4:00
p.m. East Coast time on the next Business Day as of which such redemption orders are received by the Prudential in conformance with Section 3(c).

(f) In lieu of applicable provisions set forth in paragraphs 3(a) through 3(e) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's
Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement.

(g) Upon Prudential's request, ING Financial shall provide copies of historical records relating to transactions between the Funds and the Plan Representatives or
Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Prudential or any other designated entity, including without limitation, auditors or investment advisers of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. ING Financial also agrees that ING Financial will permit
Prudential or the Funds, or any duly designated representative to have reasonable access to ING Financial's personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(h) ING Financial shall assume responsibility as herein described for any loss to
Prudential or to a Fund caused by a cancellation or correction made to an Instruction by a
Plan Representative or Participant subsequent to the date as of which such Instruction has been received by ING Financial and originally relayed to Prudential, and ING Financial will immediately pay such loss to Prudential or such Fund upon ING Financial's receipt of written notification, with supporting data.

(i) Prudential shall indemnify and hold ING harmless, from the effective date of this Agreement, against any amount ING is required to pay to Plans, Plan
Representatives, or Participants due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a
Fund, upon written notification by ING, with supporting data, to Prudential. In addition,
Prudential shall be liable to ING for reasonable systems and out of pocket costs incurred by ING in making a Plan's or a Participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00

3

p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information under this
Section 3 or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Plan's or a Participant's account whole shall be borne by the party providing the incorrect information.

The following limits shall apply to the liabilities of Prudential to ING for systems and out of pocket costs incurred by ING if such costs or expenses are a result of Prudential's failure to provide ING with such correct or timely information: (i) $______ per day for each day that incorrect information provided by Prudential is not corrected, if such period does not include a month-end or a fiscal quarter-end, (ii) $______ per day for each day that such incorrect information provided by Prudential is not corrected, if such period does include a month-end or a fiscal quarter-end, and (iii) up to $__________ per occurrence in the aggregate under (i) or (ii) above. Any incorrect information that has as a common nexus any single error shall be deemed to be one occurrence for these purposes provided all corrections are provided at the same time.

(j) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING Financial and Prudential agree to maintain reasonable errors and omissions insurance coverage commensurate with each party's respective responsibilities under this Agreement.

4.	Servicing Fees.

The provision of shareholder and administrative services to the Plans shall be the responsibility of ING Financial, ING Life or the Nominee and shall not be the responsibility of Prudential. The Nominee will be recognized as the sole shareholder of
Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in accounting expense, administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, PMFS agrees to pay to ING a servicing fee based on the annual rate of ____% (_____%
quarterly) of the average net assets invested in the Funds through ING Life's arrangements with Plans in each calendar quarter. In addition, for other related administrative services rendered by ING Life to PMFS or an affiliate, PMFS agrees, on its own behalf, or on behalf of an affiliate, to pay to ING Life a services fee based on the annual rate of ____% (____% quarterly) of the average net assets invested in the Funds through ING Life's arrangements with Plans in each calendar quarter. PMFS will make such payments to ING Life within thirty (30) days after the end of each calendar quarter.
Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Life for the quarter and such other supporting data as may be reasonably requested by ING Life.

4

5. 12b-1 Fees.

To compensate ING Financial for its shareholder servicing and distribution-related services relating to Class A Fund Shares under this Agreement, Distributor shall make quarterly payments to ING Financial based on the annual rate of ____% (_____%
quarterly) of the average net assets invested in the Funds through ING's arrangements with Plans in each calendar quarter. Distributor will make such payments to ING
Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING
Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial.

6.	Expenses.

The parties shall bear all of their respective out-of-pocket expenses incidental to the performance of the services described herein. Distributor shall, however, provide ING, or at ING's request, the Plan, with such sufficient copies of relevant prospectuses for all
Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by Aetna to disseminate to Plan participants who purchase shares of the Funds. In addition, Distributor shall make available for reimbursement out-of-pocket expenses ING Life incurs associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage).

7.	Termination.

This Agreement shall terminate as to the maintenance of the Account:

(a) At the option of either ING or Prudential upon sixty (60) days advance written notice to the other parties;

(b) At the option of ING, if shares of the Funds are not available for any reason to meet the investment requirements of the Plans; provided, however, that thirty (30) days advance notice of election to terminate shall be furnished by ING;

(c) At the option of either ING Financial or Prudential, upon institution of formal disciplinary or investigative proceedings against ING Financial, Distributor or the Funds by the National Association of Securities Dealers, Inc. ("NASD"), SEC, or any other regulatory body;

(d) At the option of Prudential, if Prudential shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this
Agreement;

5

(e) At the option of ING, upon termination of the management agreement between the Fund and its investment adviser; written notice of such termination shall be promptly furnished to ING;

(f) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that the parties may assign, without the consent of the other, their respective duties and responsibilities under this Agreement to any of their affiliates, that ING Financial or ING Life may not enter into subcontracts with other dealers for the solicitation of sales of shares of the Funds without the consent of Distributor, or

(g) If the fund's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the
Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

8.	Continuation of Agreement.

Upon termination as the result of any cause listed in Section 7 hereof, the Funds'
respective obligations to continue to maintain the Account as an investment option for
Plans electing to invest in the Funds shall continue for a period not to exceed six (6)
months.

9.	Advertising and Related Materials.

(a) Advertising and literature with respect to the Funds prepared by ING Financial or the Nominee or its agents for use in marketing shares of the Funds to the Plans (except any material that simply lists the Funds' names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Plan, Plan
Representative, or Participant. Distributor shall advise the submitting party in writing within five (5) Business Days of receipt of such materials of its approval or disapproval of such materials.

(b) Distributor will provide to ING at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities.

(c) Prudential will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund profiles within ten(10) business days following the end of each quarter.

6

10. Proxy Voting.

ING or the Nominee will distribute to Plan Representatives or Participants all proxy materials furnished by Prudential or its designees for the Funds. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

11. Indemnification.

(a) ING agrees to indemnify and hold harmless the Funds, Distributor, PMFS, and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933
("1933 Act") against any losses, claims, damages or liabilities to which the Funds,
Distributor, PMFS or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of services under this
Agreement, or (ii) result from a breach of this Agreement. ING will reimburse any legal or other expenses reasonably incurred by Prudential or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of Prudential or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

(b) Prudential agrees to indemnify and hold harmless each of ING Financial and
ING Life, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls ING Financial and ING Life within the meaning of the 1933
Act against any losses, claims, damages or liabilities to which ING Financial or ING Life, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i)
arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Funds or arise out of, or are based upon, the omission or the alleged omission to state a material fact that is necessary to make the statements therein not misleading or (ii) result from a breach of a material provision of this Agreement. Prudential will reimburse any legal or other expenses reasonably incurred by ING Financial or ING Life, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of ING
Financial or ING Life or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this
Agreement.

7

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified pa.-ty will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12. Representations and Warranties.

(a) Representations of ING Life. ING Life represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of
Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

(b) Representations of ING Financial. ING Financial represents and warrants:

(i) that it (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii) that it (1) is a limited liability company duly organized under the laws of the
State of Delaware , (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this
Agreement and carry out its obligations pursuant to the terms of this Agreement;

8

(iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan in shares of investment companies or other investment vehicles specified by Plan Representatives or Participants; and

(iv) that it will not, without the written consent of Distributor, make representations concerning shares of the Funds except those contained in the then-current prospectus and in the current printed sales literature approved by either the Fund or
Distributor.

(c) Representations of Distributor. Distributor represents and warrants:

(i) that the Funds (1) are duly organized under the laws of the various states, (2)
are in good standing in such jurisdictions, and {3) are in material compliance with all applicable federal, state and securities laws;

{ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the
1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of its shares; and that the Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so;

(iii) that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that Distributor will notify ING Financial and ING Life immediately upon having a reasonable basis for believing that any of the
Funds have ceased to so qualify or that any might not qualify in the future;

(iv) that Distributor (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

(v) that Distributor (1) is a limited liability company duly organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement

(d) Representations of PMFS, PMFS represents and warrantes that it (1) is a limited liability company duly organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is registered as a transfer agent with the SEC and will maintain such registration or authorization in effect at all times during the term of

9

this Agreement, (4) is in material compliance with all applicable federal, state, and securities laws, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement

13. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of New Jersey without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

14. Miscellaneous.

(a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Financial/ING:

ING Financial Advisers, LLC/ING Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, CT 06156
Attention: Julie E. Rockmore, Counsel
(860) 723-2260

To Prudential:
Prudential Investment Management Services LLC
Prudential Mutual Fund Services LLC
Gateway Center Three, 14th Floor
Newark, NJ 07102
Attention: Robert F. Gunia

Any notice, demand or other communication given in a manner prescribed in this
Subsection (b) shall be deemed to have been delivered on receipt.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

10

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. In case any one or more of the provisions contained in this
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

ING LIFE INSURANCE AND			ING FINANCIAL ADVISERS, LLC
ANNUITY COMPANY

By: /s/Laurie M. Tillinghast			By: /s/Christina Lareau
Name:	Laurie M. Tillinghast		Name:	Christina Lareau
Title:	Vice President		Title:	Vice President

PRUDENTIAL INVESTMENT			PRUDENTIAL MUTUAL FUND
MANAGEMENT SERVICES LLC			SERVICES LLC

By: /s/Robert F. Gunia			By: /s/Robert F. Gunia
Name:	Robert F. Gunia		Name:	Robert F. Gunia
Title:	President		Title:	E.V.P.

ll

EXHIBIT 1
To
SELLING AND SERVICES AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's
Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 3(f) of the Selling and Services Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC")
and its subsidiary systems as follows:

(a) Prudential or the Funds will furnish to ING Financial or its affiliate through NSCC's
Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING Financial or its affiliate by 6:30p.m.Eastern time, but in no event later than 7:00 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and
ING Financial or its affiliate.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING Financial or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of
NSCC's Mutual Fund Settlement, Entry and Registration Verification System
("Fund/SERV") by 5:00a.m. Eastern Time on the next Business Day. Subject to ING
Financial's or its affiliate's compliance with the foregoing, ING Financial or its affiliate will be considered the agent of Prudential and the Funds, and the Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING Financial or its affiliate after the Close of Trading on any given
Business Day will be treated as if received on the next following Business Day.
Dividends and capital gains distributions will be automatically reinvested at net a set value in accordance with the Fund's then current prospectuses.

(c) ING Financial or its affiliate will wire payment for net purchase orders by the Fund's
NSCC Firm Number, in immediately available funds, to an NSCC settling bank

12

account designated by ING Financial or its affiliate no later than 5:00p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC.
For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of ING
Financial's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day ING Financial or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or to ING Financial or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any
Fund.

2.	ING Financial or its affiliate, Prudential and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and
Fund/SERV system and the Networking Matrix Level utilized.

3.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the
Agreement shall have the same meaning as in this Exhibit.

13

Exhibit A

Equity Funds

Nicholas-Applegate Fund, Inc.
Nicholas-Applegate Growth Equity Fund
Prudential 20i20 Focus Fund
Prudential U.S. Emerging Growth Fund
Prudential Equity Fund, Inc.
Prudential Value Fund
Prudential Europe Growth Fund, Inc
Prudential Pacific Growth Fund
Prudential Investment Portfolios. Inc.
Prudential Active Balanced Fund.
Prudential Jennison Equity Opportunity Fund.
Prudential Jennison Growth Fund
Prudential Natural Resources Fund, Inc.
Prudential Real Estate Securities Fund .
Prudential Sector Funds. Inc.
Prudential Financial Services Fund .
Prudential Health Sciences Fund
Prudential	Technology Fund
Prudential	Utility Fund
Prudential	Small Company Fund, Inc
Prudential	World Fund, Inc.
Prudential Global Growth Fund
Prudential international Value Fund
Prudential Jennison International Growth Fund.
Strategic Partners Series
Strategic Partners Focused Growth Fund.
Strategic Partners New Era Growth Fund
Strategic Partners Focused Value Fund
Strategic Partners International Equity Fund .
Strategic Partners Large Capitalization Growth Fund .
Strategic	Partners Large Capitalization Value Fund.
Strategic	Partners Small Capitalization Growth Fund .
Strategic	Partners Small Capitalization Value Fund .
Strategic Partners Conservative Growth Fund .
Strategic Partners High Growth Fund
Strategic	Partners Moderate Growth Fund
Strategic Partners Mid-Cap Value Fund

Taxable Fixed Income Funds

Fund

Prudential Global Total Return Fund, Inc.
Prudential Government Income Fund, lnc
Prudential High Yield Fund, Inc.
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Strategic Partner Series
Strategic Partner Total Return Bond Fund .

Prudential Sell & Serv.doc